ADP Reports Second Quarter Fiscal 2021 Results
•Revenues increased 1% to $3.7 billion; raising full year guidance to up 1% to 3%
•Employer Services New Business Bookings decreased 7%; raising full year guidance to up 15% to 25%
•Net earnings decreased 1% to $648 million, and adjusted net earnings decreased 1% to $650 million
•Adjusted EBIT decreased 1% to $848 million, and adjusted EBIT margin declined 30 basis points to 22.9%
•Diluted earnings per share ("EPS") increased by 1% to $1.51 for the quarter; adjusted diluted EPS flat at $1.52
•Guidance raised on strong first half performance and improved outlook for remainder of fiscal 2021; raising full year bookings, retention, revenue, margin, and EPS guidance

ROSELAND, N.J. – January 27, 2021 – ADP (Nasdaq: ADP), a leading global technology company providing human capital management (HCM) solutions, today announced its second quarter fiscal 2021 financial results and updated its fiscal 2021 outlook.
Second Quarter Fiscal 2021 Consolidated Results
Compared to last year’s second quarter, revenues increased 1% to $3.7 billion, flat on an organic constant currency basis. Net earnings decreased 1% to $648 million, and adjusted net earnings decreased 1% to $650 million. Adjusted EBIT decreased 1% to $848 million, representing an adjusted EBIT margin reduction of 30 basis points in the quarter to 22.9%, as transformation initiatives and disciplined operating expense management largely offset the effects of lower client funds interest revenue and higher depreciation and amortization. ADP’s effective tax rate for the quarter was 22.2% on a reported and an adjusted basis. Diluted EPS increased by 1% to $1.51, and adjusted diluted EPS were flat at $1.52 as slightly lower net earnings were offset by a net share count reduction.
“Our momentum continued to build this quarter as economic activity continued to trend positively," said Carlos Rodriguez, President and Chief Executive Officer, ADP. “Our associates have delivered excellent service to our clients throughout the pandemic, and client satisfaction driven by our innovative products and best-in-class service has contributed towards an all-time high retention level. We are again delighted to increase our full year outlook across all key business metrics, and we are enthusiastic about our growth prospects as vaccination efforts progress and the global economy recovers."
"We are very pleased to have delivered Employer Services new business bookings year to date that nearly matches the amount we achieved in the first half of last year, before the effects of the pandemic. Strong sales and record client retention supported steadily improving revenue this quarter, which, combined with continued cost control across our segments, allowed us to deliver adjusted earnings per share ahead of our expectations, even as we accelerate growth investments and overcome continued headwinds related to employment and interest rates," said Kathleen Winters, Chief Financial Officer, ADP. “With a strong sales pipeline and coordinated product and marketing efforts in place, our confidence is high for substantial positive new business bookings growth during the second half of the year."

Adjusted EBIT, adjusted EBIT margin, adjusted net earnings, adjusted diluted earnings per share, adjusted effective tax rate and organic constant currency are all non-GAAP financial measures. Please refer to the accompanying financial tables at the end of this release for a discussion of why ADP believes these measures are important and for a reconciliation of non-GAAP financial measures to their comparable GAAP financial measures.

Second Quarter Segment Results
Employer Services – Employer Services offers a comprehensive range of global HCM and Human Resources Outsourcing solutions. Compared to last year's second quarter:
•Employer Services revenues declined 1% on a reported basis and 2% on an organic constant currency basis
•Employer Services New Business Bookings decreased 7%
•U.S. pays per control decreased 6%
•Employer Services segment margin was unchanged

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions. Compared to last year's second quarter:
•PEO Services revenues increased 5%
•PEO Services revenues excluding zero-margin benefits pass-throughs increased 2%
•Average Worksite Employees paid by PEO Services decreased 2% to about 571,000
•PEO Services segment margin increased 100 basis points

Included within the results of our segments above:
Interest on Funds Held for Clients – The safety, liquidity and diversification of ADP clients’ funds are the foremost objectives of the Company’s investment strategy. Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines, and most of the investment portfolio is rated AAA/AA. Compared to last year's second quarter:
•Interest on funds held for clients decreased 23% to $105 million
•Average client funds balances were flat at $25.1 billion
•The average interest yield on client funds declined 50 basis points to 1.7%

Fiscal 2021 Outlook
Certain components of ADP’s fiscal 2021 outlook and related growth comparisons exclude the impact of the following items and are discussed on an adjusted basis where applicable. Please refer to the accompanying financial tables for a reconciliation of these adjusted amounts to their closest comparable GAAP measure.
•Fiscal 2020 pre-tax charges totaling $128 million related to transformation initiatives, severance charges and charges related to the settlement of certain legal matters
•Fiscal 2021 expected pre-tax charges of about $25 million related to transformation initiatives
Consolidated Fiscal 2021 Outlook
•Revenue growth of 1% to 3%
•Adjusted EBIT margin decline of (100) to (50) basis points
•Adjusted effective tax rate of 23.0%
•Diluted EPS growth of 1% to 5%
•Adjusted diluted EPS growth of (2)% to 2%
Employer Services Segment Fiscal 2021 Outlook
•Employer Services revenue growth of flat to 2%
•Employer Services margin decline of (100) to (50) basis points
•Employer Services New Business Bookings growth of 15% to 25%
•Employer Services client revenue retention increase of approximately 100 basis points
•Decrease in U.S. pays per control of (4)% to (3)%
PEO Services Segment Fiscal 2021 Outlook
•PEO Services revenue growth of 3% to 5%
•PEO Services revenue, excluding zero-margin benefits, growth of 3% to 5%
•PEO Services margin increase of 50 to 100 basis points
•PEO Services Average Worksite Employee count growth of flat to 2%
Client Funds Extended Investment Strategy Fiscal 2021 Outlook
The interest assumptions in our outlook are based on Fed Funds futures contracts and forward yield curves as of January 26, 2021. The Fed Funds futures contracts are used in the client short and corporate cash interest income outlook. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of January 26, 2021 were used to forecast new purchase rates for the client and corporate extended and client long portfolios, respectively.
•Interest on funds held for clients of $405 to $415 million; this is based on anticipated growth in client funds balances of (1)% to 1% from $26.0 billion in fiscal 2020, and an average yield which is anticipated to decrease about (50) basis points to 1.6% as compared to 2.1% in fiscal 2020
•Total contribution from the client funds extended investment strategy of $440 to $450 million

Fiscal 2021 Outlook

		Fiscal 2020 (unaudited)	October 28, 2020 Fiscal 2021 Outlook (a)	January 27, 2021 Fiscal 2021 Outlook (a)
Total ADP	Revenues	$14,590M	(1) to 1%	1 to 3%
	Adj. EBIT Margin	23.0%	(150) to (100) bps	(100) to (50) bps
	Adj. Effective Tax Rate	22.6%	23.1%	23.0%
	Adj. Diluted EPS	$5.92	(7) to (3)%	(2) to 2%
Employer Services	Revenues	$10,087M	(2)% to flat	Flat to 2%
	Margin	30.3%	(150) to (100) bps	(100) to (50) bps
	ES New Business Bookings	$1.2B	10 to 20%	15 to 25%
	Client Revenue Retention	90.5%	(50) bps to flat	~100 bps
	U.S. Pays Per Control	(1.0)%	(4) to (3)%	(4) to (3)%
PEO Services	Revenues	$4,511M	Flat to 3%	3 to 5%
	Revenues Ex Pass-throughs	$1,604M	(1) to 1%	3 to 5%
	Margin	13.5%	(50) bps to flat	50 to 100 bps
	Average WSEs	571,000	(1) to 1%	Flat to 2%
Client Funds Interest	Average Client Funds Balances	$26.0B	(3) to (1)%	(1) to 1%
	Yield on Client Funds Portfolio	2.1%	(50) bps, to 1.6%	(50) bps, to 1.6%
	Client Funds Interest Revenue	$545M	$400 - $410M	$405 - $415M
	Extended Investment Strategy	$561M	$435 - $445M	$440 - $450M
(a) Outlook contemplates the impact of foreign currency in revenue and operating results.

Investor Webcast Today
As previously announced, ADP will host a conference call for financial analysts today, Wednesday, January 27, 2021 at 8:30 a.m. ET. The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation accompanying the webcast is also available at investors.adp.com/events-and-presentations.

Supplemental financial information including schedules of quarterly and full year reportable segment revenues and earnings for fiscal years 2019, 2020, and 2021, as well as quarterly details of the fiscal 2021 results from the client funds extended investment strategy, are posted to ADP’s website at investors.adp.com. ADP news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About ADP (Nasdaq: ADP)
Designing better ways to work through cutting-edge products, premium services and exceptional experiences that enable people to reach their full potential. HR, Talent, Time Management, Benefits and Payroll. Informed by data and designed for people. Learn more at ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$2,405.2	$2,398.4	$4,674.9	$4,704.7
Interest on funds held for clients	105.4	137.7	211.9	271.5
PEO revenues (A) (B) (C)	1,185.1	1,133.4	2,279.7	2,189.0
Total revenues	3,695.7	3,669.5	7,166.5	7,165.2

Expenses:
Costs of revenues:
Operating expenses (B) (C)	1,847.8	1,836.0	3,610.0	3,623.6
Systems development and programming costs	174.5	168.7	343.2	336.9
Depreciation and amortization	100.1	89.4	203.6	178.3
Total costs of revenues	2,122.4	2,094.1	4,156.8	4,138.8

Selling, general, and administrative expenses	755.8	754.3	1,436.9	1,480.9
Interest expense	13.9	31.6	29.0	71.5
Total expenses	2,892.1	2,880.0	5,622.7	5,691.2

Other (income)/expense, net	(29.0)	(46.0)	(54.0)	(100.6)

Earnings before income taxes	832.6	835.5	1,597.8	1,574.6

Provision for income taxes	185.1	183.9	348.2	340.6

Net earnings	$647.5	$651.6	$1,249.6	$1,234.0

Basic earnings per share	$1.51	$1.51	$2.92	$2.86

Diluted earnings per share	$1.51	$1.50	$2.91	$2.84

Components of Other (income)/expense, net:
Interest income on corporate funds	$(10.4)	$(25.7)	$(24.3)	$(58.0)
Realized (gains) / losses on available-for-sale securities, net	(7.7)	(7.1)	(8.0)	(9.4)
Impairment of assets	2.2	—	5.0	—
Gain on sale of assets	(1.6)	(0.2)	(1.8)	(2.1)
Non-service components of pension income, net (D)	(11.5)	(13.0)	(24.9)	(31.1)
Other (income)/expense, net	$(29.0)	$(46.0)	$(54.0)	$(100.6)

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $13,349.1 million and $12,371.6 million for the three months ended December 31, 2020 and 2019, respectively, and $24,364.9 million and $22,882.2 million for the six months ended December 31, 2020 and 2019, respectively.

(B) PEO revenues and operating expenses include zero-margin benefits pass-through costs of $765.9 million and $722.4 million, and $1,507.0 million and $1,421.5 million for the three and six months ended December 31, 2020 and 2019, respectively.

(C) PEO revenues and operating expenses include costs related to workers' compensation coverage and state unemployment taxes for worksite employees of $111.9 million and $117.4 million, and $199.9 million and $209.3 million for the three and six months ended December 31, 2020 and 2019, respectively.

(D) Non-service components of pension expense, net, includes reversals of charges of $5.1 million related to Voluntary Early Retirement
Program ("VERP") for the six months ended December 31, 2019.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions, except per share amount)
(Unaudited)
	December 31,	June 30,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$1,602.2	$1,908.5
Accounts receivable, net of allowance for doubtful accounts of $86.3 and $92.5, respectively	2,509.8	2,441.3
Other current assets	684.1	506.2
Total current assets before funds held for clients	4,796.1	4,856.0
Funds held for clients	36,866.2	26,708.1
Total current assets	41,662.3	31,564.1
Long-term receivables, net of allowance for doubtful accounts of $0.6 and $0.5, respectively	15.3	18.6
Property, plant and equipment, net	692.7	703.9
Operating lease right-of-use asset	501.1	493.7
Deferred contract costs	2,417.2	2,401.6
Other assets	483.5	458.4
Goodwill	2,346.6	2,309.4
Intangible assets, net	1,207.2	1,215.8
Total assets	$49,325.9	$39,165.5

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$113.9	$102.0
Accrued expenses and other current liabilities	1,778.1	1,980.7
Accrued payroll and payroll-related expenses	587.4	557.0
Dividends payable	394.4	387.3
Short-term deferred revenues	207.7	212.5
Obligations under reverse repurchase agreements (A)	—	13.6
Short-term debt	—	1,001.8
Income taxes payable	28.9	40.1
Total current liabilities before client funds obligations	3,110.4	4,295.0
Client funds obligations	36,066.1	25,831.6
Total current liabilities	39,176.5	30,126.6
Long-term debt	1,994.1	1,002.8
Operating lease liabilities	357.4	344.4
Other liabilities	812.5	837.0
Deferred income taxes	711.5	731.9
Long-term deferred revenues	373.9	370.6
Total liabilities	43,425.9	33,413.3

Stockholders' equity:
Preferred stock, $1.00 par value: authorized, 0.3 shares; issued, none	—	—
Common stock, $0.10 par value: authorized, 1,000.0 shares; issued, 638.7 shares at December 31, 2020 and June 30, 2020; outstanding, 428.1 and 429.9 shares at December 31, 2020 and June 30, 2020, respectively	63.9	63.9
Capital in excess of par value	1,407.6	1,333.8
Retained earnings	18,893.6	18,436.3
Treasury stock - at cost: 210.6 and 208.9 shares at December 31, 2020 and June 30, 2020, respectively	(14,505.4)	(14,067.0)
Accumulated other comprehensive income (loss)	40.3	(14.8)
Total stockholders’ equity	5,900.0	5,752.2
Total liabilities and stockholders’ equity	$49,325.9	$39,165.5

(A) As of June 30, 2020, $13.6 million of long-term marketable securities have been pledged as collateral under the Company's reverse repurchase agreements.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Six Months Ended
	December 31,
	2020	2019
Cash Flows from Operating Activities:
Net earnings	$1,249.6	$1,234.0
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	257.8	234.9
Amortization of deferred contract costs	464.9	456.0
Deferred income taxes	1.3	44.1
Stock-based compensation expense	80.9	73.3
Net pension income	(22.0)	(0.4)
Net amortization of premiums and accretion of discounts on available-for-sale securities	28.7	26.3
Impairment of assets	5.0	—
Gain on sale of assets	(1.8)	(2.1)
Other	2.4	6.5
Changes in operating assets and liabilities:
Increase in accounts receivable	(86.5)	(198.8)
Increase in other assets	(643.3)	(605.4)
Increase in accounts payable	10.2	12.3
Decrease in accrued expenses and other liabilities	(158.9)	(149.8)
Net cash flows provided by operating activities	1,188.3	1,130.9

Cash Flows from Investing Activities:
Purchases of corporate and client funds marketable securities	(3,554.8)	(2,875.3)
Proceeds from the sales and maturities of corporate and client funds marketable securities	2,832.5	2,995.2
Capital expenditures	(81.0)	(100.7)
Additions to intangibles	(148.1)	(167.7)
Proceeds from sale of property, plant, and equipment and other assets	1.8	23.6
Net cash flows used in investing activities	(949.6)	(124.9)

Cash Flows from Financing Activities:
Net increase in client funds obligations	10,036.4	7,093.7
Payments of debt	(1,001.1)	(1.1)
Proceeds from the issuance of debt	991.1	—
Settlement of cash flow hedges	(43.6)	—
Repurchases of common stock	(475.1)	(615.1)
Net proceeds from stock purchase plan and stock-based compensation plans	39.1	(4.4)
Dividends paid	(781.7)	(686.0)
Net payments related to reverse repurchase agreements	(13.6)	(262.0)
Net cash flows provided by financing activities	8,751.5	5,525.1

Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	84.7	(12.2)

Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	9,074.9	6,518.9

Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	7,053.6	6,796.2
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$16,128.5	$13,315.1

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	1,602.2	1,500.4
Restricted cash and restricted cash equivalents included in funds held for clients	14,526.3	11,814.7
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$16,128.5	$13,315.1

Supplemental disclosures of cash flow information:
Cash paid for interest	$28.1	$70.6
Cash paid for income taxes, net of income tax refunds	$362.7	$350.4

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended			Six Months Ended
	December 31,			December 31,
	2020	2019	% Change	2020	2019	% Change
Revenues
Employer Services	$2,510.6	$2,537.5	(1)%	$4,887.4	$4,978.9	(2)%
PEO Services	1,186.1	1,134.7	5%	2,282.0	2,191.5	4%
Other	(1.0)	(2.7)	n/m	(2.9)	(5.2)	n/m
Total revenues	$3,695.7	$3,669.5	1%	$7,166.5	$7,165.2	0%

Segment earnings
Employer Services	$758.6	$766.3	(1)%	$1,447.8	$1,445.7	0%
PEO Services	187.4	168.0	12%	346.8	317.3	9%
Other	(113.4)	(98.8)	n/m	(196.8)	(188.4)	n/m
Total pretax earnings	$832.6	$835.5	0%	$1,597.8	$1,574.6	1%

Segment margin
Employer Services	30.2%	30.2%	0.0%	29.6%	29.0%	0.6%
PEO Services	15.8%	14.8%	1.0%	15.2%	14.5%	0.7%
Other	n/m	n/m	n/m	n/m	n/m	n/m
Total pretax margin	22.5%	22.8%	(0.2)%	22.3%	22.0%	0.3%

	Three Months Ended			Six Months Ended
	December 31,			December 31,
Earnings per share information:	2020	2019	% Change	2020	2019	% Change
Net earnings	$647.5	$651.6	(1)%	$1,249.6	$1,234.0	1%

Basic weighted average shares outstanding	427.4	431.5	(1)%	428.0	432.1	(1)%
Basic earnings per share	$1.51	$1.51	0%	$2.92	$2.86	2%

Diluted weighted average shares outstanding	429.0	433.3	(1)%	429.5	434.3	(1)%
Diluted earnings per share	$1.51	$1.50	1%	$2.91	$2.84	2%

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Key Statistics:
Employer Services:
Change in pays per control - U.S. (A)	(6)%	2%	(7)%	2%
Employer Services New Business Bookings growth	(7)%	3%	(2)%	4%

PEO Services:
Paid PEO Worksite Employees at end of period	579,000	584,000	579,000	584,000
Average paid PEO Worksite Employees during the period	571,000	579,000	559,000	571,000
Significant PEO expenses included within Operating expenses
Zero-margin benefits pass-through costs	$765.9	$722.4	$1,507.0	$1,421.5
Workers' compensation and state unemployment taxes	$111.9	$117.4	$199.9	$209.3

(A) Pays per control represents the number of employees on ADP clients' payrolls in the United States when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended			Six Months Ended
	December 31,			December 31,
	2020	2019	% Change	2020	2019	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$1.6	$1.3	17%	$1.7	$1.5	8%
Corporate extended (A)	1.9	3.8	(49)%	2.2	4.1	(45)%
Total corporate	3.5	5.1	(32)%	3.9	5.6	(31)%
Funds held for clients	25.1	25.1	0%	23.5	24.4	(3)%
Total	$28.6	$30.2	(5)%	$27.4	$30.0	(9)%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.4%	1.6%		0.4%	1.8%
Corporate extended (A)	1.9%	2.1%		1.9%	2.2%
Total corporate	1.2%	2.0%		1.3%	2.1%
Funds held for clients	1.7%	2.2%		1.8%	2.2%
Total	1.6%	2.2%		1.7%	2.2%

Net unrealized gain position at end of period	$800.1	$338.7		$800.1	$338.7

Average short-term financing (in billions):
U.S. commercial paper borrowings	$1.8	$3.5		$2.1	$3.7
U.S., Canadian & U.K. reverse repurchase agreement borrowings	0.1	0.3		0.1	0.4
	$1.9	$3.8		$2.2	$4.1

Average interest rates paid on:
U.S. commercial paper borrowings	0.1%	1.7%		0.1%	2.0%
U.S., Canadian & U.K. reverse repurchase agreement borrowings	0.3%	1.7%		0.3%	1.8%

Interest on funds held for clients	$105.4	$137.7	(23)%	$211.9	$271.5	(22)%
Corporate extended interest income (B)	8.9	20.3	(56)%	21.0	44.2	(53)%
Corporate interest expense-short-term financing (B)	(0.7)	(16.9)	96%	(1.7)	(42.0)	96%
Net Impact from Client Fund Strategy	$113.6	$141.1	(19)%	$231.2	$273.7	(16)%

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Corporate extended interest income (B)	$8.9	$20.3	$21.0	$44.2
All other interest income	1.5	5.4	3.3	13.8
Total interest income on corporate funds (component of Other (income)/expense, net)	$10.4	$25.7	$24.3	$58.0

Corporate interest expense-short-term financing (B)	$0.7	$16.9	$1.7	$42.0
All other interest expense	13.2	14.7	27.3	29.5
Total interest expense	$13.9	$31.6	$29.0	$71.5

(A) We utilize a strategy by which we extend the maturities of our investment portfolio for funds held for clients and employ short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations. As part of our client funds investment strategy, we use daily collection of funds from our clients to satisfy other unrelated client fund obligations, rather than liquidating previously-collected client funds that have already been invested in available-for-sale securities.

(B) While “Corporate extended interest income” and “Corporate interest expense-short-term financing,” related to our client funds investment strategy, are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments, and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is provided above.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

In addition to our GAAP results, we use the adjusted results and other non-GAAP metrics set forth in the table below to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods:

Adjusted Financial Measure	U.S. GAAP Measures
Adjusted EBIT	Net earnings
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings	Net earnings
Adjusted diluted earnings per share	Diluted earnings per share
Adjusted effective tax rate	Effective tax rate
Organic constant currency	Revenues
Corporate extended interest income (see prior page)	Interest income
Corporate interest expense-short-term financing (see prior page)	Interest expense

We believe that the exclusion of the identified items below helps us reflect the fundamentals of our underlying business model and analyze results against our expectations and against prior period, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. The nature of these exclusions is for specific items that are not fundamental to our underlying business operations. Since these adjusted financial measures and other non-GAAP metrics are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, as a substitute for, or superior to their corresponding U.S. GAAP measures, and they may not be comparable to similarly titled measures at other companies.

	Three Months Ended			Six Months Ended
	December 31,		% Change	December 31,		% Change
	2020	2019	As Reported	2020	2019	As Reported
Net earnings	$647.5	$651.6	(1)%	$1,249.6	$1,234.0	1%
Adjustments:
Provision for income taxes	185.1	183.9		348.2	340.6
All other interest expense (a)	13.2	14.7		27.3	29.5
All other interest income (a)	(1.5)	(5.4)		(3.3)	(13.8)
Gain on sale of assets	—	(0.2)		—	(0.2)
Transformation initiatives (b)	3.3	9.1		4.1	8.6
Excess capacity severance charges (c)	0.5	—		2.9	—
Adjusted EBIT	$848.1	$853.7	(1)%	$1,628.8	$1,598.7	2%
Adjusted EBIT Margin	22.9%	23.3%		22.7%	22.3%

Provision for income taxes	$185.1	$183.9	1%	$348.2	$340.6	2%
Adjustments:
Gain on sale of assets (d)	—	(0.1)		—	(0.1)
Transformation initiatives (d)	0.8	2.3		1.0	2.1
Excess capacity severance charges (d)	0.1	—		0.7	—
Adjusted provision for income taxes	$186.0	$186.1	—%	$349.9	$342.6	2%
Adjusted effective tax rate (e)	22.2%	22.0%		21.8%	21.6%

Net earnings	$647.5	$651.6	(1)%	$1,249.6	$1,234.0	1%
Adjustments:
Gain on sale of assets	—	(0.2)		—	(0.2)
Income tax provision on gain on sale of assets (d)	—	0.1		—	0.1
Transformation initiatives (b)	3.3	9.1		4.1	8.6
Income tax benefit for transformation initiatives (d)	(0.8)	(2.3)		(1.0)	(2.1)
Excess capacity severance charges (c)	0.5	—		2.9	—
Income tax benefit for excess capacity severance charges (d)	(0.1)	—		(0.7)	—
Adjusted net earnings	$650.4	$658.3	(1)%	$1,254.9	$1,240.4	1%

Diluted EPS	$1.51	$1.50	1%	$2.91	$2.84	2%
Adjustments:
Gain on sale of assets	—	—		—	—
Transformation initiatives (b) (d)	0.01	0.02		0.01	0.01
Excess capacity severance charges (c) (d)	—	—		0.01	—
Adjusted diluted EPS	$1.52	$1.52	—%	$2.92	$2.86	2%

(a) We include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

(b) In the three months ended December 31, 2020, transformation initiatives include charges related to impairment charges of operating right-of-use assets and certain related fixed assets associated with the vacating of certain leased locations (“lease asset impairment”) and net charges related to other transformation initiatives, including severance. In the six months ended December 31, 2020, transformation initiatives include charges related to impairment charges as a result of recognizing certain owned facilities at fair value given intent to sell and accordingly classified as held for sale and lease asset impairment charges partially offset by net reversals of charges related to other transformation initiatives, including severance. Unlike other severance charges which are not included as an adjustment to get to adjusted results, these specific charges relate to actions taken as part of our broad-based, company-wide transformation initiative.

(c) Represents severance charges related to excess capacity. Unlike certain other severance charges in prior periods that are not included as an adjustment to get to adjusted results, these specific charges relate to actions that are part of our broad-based, company-wide initiatives to address excess capacity across our business and functions.

(d) The income tax (benefit)/ provision was calculated based on the annualized marginal rate in effect during the quarter of the adjustment.

(e) The Adjusted effective tax rate is calculated as our Adjusted provision for income taxes divided by the sum of our Adjusted net earnings plus our Adjusted provision for income taxes.

The following table reconciles our reported growth rates to the non-GAAP measure of organic revenue, which excludes the impact of acquisitions, the impact of dispositions, and the impact of foreign currency. The impact of acquisitions and dispositions is calculated by excluding the current year revenues of acquisitions until the one year anniversary of the transaction and by excluding the prior year revenues of divestitures for the one year period preceding the transaction. The impact of foreign currency is determined by calculating the current year result using foreign exchange rates consistent with the prior year. The PEO segment is not impacted by acquisitions, dispositions or foreign currency.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
Revenue growth consolidated:	2020	2019	2020	2019

Employer Services	(1)%	4%	(2)%	4%
PEO Services	5%	9%	4%	9%
Consolidated revenue growth as reported	1%	5%	—%	5%
Adjustments:
Impact of acquisitions	—%	—%	—%	—%
Impact of foreign currency	(1)%	—%	—%	—%
Consolidated revenue growth, organic constant currency	—%	6%	—%	6%

Segment:

Employer Services revenue growth as reported	(1)%	4%	(2)%	4%
Adjustments:
Impact of acquisitions	—%	—%	—%	—%
Impact of foreign currency	(1)%	1%	—%	1%
Employer Services revenue growth, organic constant currency	(2)%	4%	(2)%	5%

Automatic Data Processing, Inc. and Subsidiaries
Fiscal 2020 to Fiscal 2021 Non-GAAP Guidance Reconciliation
(Unaudited)
			Fiscal 2021
	Fiscal 2020		Outlook
Earnings before income taxes / margin (GAAP)	$3,182.6	21.8%	(30) to 20 bps
All other interest expense (a)	59.2	40 bps	(5) bps
All other interest income (a)	(20.5)	(15) bps	10 bps
Gain on sale of assets - FY20	(0.2)	-	-
Transformation initiatives, severance charges and charges related to the settlement of certain legal matters - FY20 (b)	127.8	90 bps	(90) bps
Transformation initiatives - FY21		-	15 bps
Excess capacity severance charges - FY21		-	-
Adjusted EBIT margin (Non-GAAP)	$3,348.9	23.0%	(100) to (50) bps

Effective tax rate (GAAP)		22.5%	22.9%
Gain on sale of assets - FY20		-	-
Transformation initiatives, severance charges and charges related to the settlement of certain legal matters - FY20 (b)		0.1%	-
Transformation initiatives - FY21		-	0.1%
Excess capacity severance charges - FY21		-	-
Adjusted effective tax rate (Non-GAAP)		22.6%	23.0%

Diluted earnings per share (GAAP)		$5.70	1 to 5%
Gain on sale of assets - FY20		-	-
Transformation initiatives, severance charges and charges related to the settlement of certain legal matters - FY20 (b)		0.22	~ (4)%
Transformation initiatives - FY21		-	~ 1%
Excess capacity severance charges - FY21		-	-
Adjusted diluted earnings per share (Non-GAAP)		$5.92	(2)% to 2%

a) We include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. These adjustments in the table above represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”
(b) In fiscal 2020, transformation initiatives include: (i) charges of $29.9 million related to impairment charges as a result of recognizing certain owned facilities at fair value given intent to sell and accordingly classified as held for sale and impairment charges of operating right-of-use assets and certain related fixed assets associated with the vacating of certain leased locations; (ii) charges of $29.1 million related to severance (which, unlike certain other severance charges in prior periods that are not included as an adjustment to get to adjusted results, relate to actions that are part of our broad-based, company-wide transformation initiatives); and (iii) charges of $28.5 million related to other transformation initiatives; all of which were partially offset by net reversals of charges related to Voluntary Early Retirement Program (“VERP”) and Service Alignment Initiative (“SAI”) of $10.1 million.

Safe Harbor Statement
This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining, and retaining, clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; changes in technology; availability of skilled technical associates; the impact of new acquisitions and divestitures; the adequacy, effectiveness and success of our business transformation initiatives; and the impact of and uncertainties related to major natural disasters or catastrophic events, including the COVID-19 pandemic. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

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